AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of the  29th day of February, 2012

AMONG:

VAULT AMERICA, INC., a corporation formed pursuant to the laws of the State of Nevada and having an office for business located at PO Box 15040, Aspenwoods, Calgary, Alberta T3H0N8

(“Vault”)
  AND:

GREEN PD ACQUISITIONS, INC., a corporation formed pursuant to the laws of the State of Nevada and a wholly owned subsidiary of Vault

(the "Acquirer")

AND:

THE GREEN POLKADOT BOX, INC., a corporation formed pursuant to the laws of the State of Utah and having an office for business located at 629 East Quality drive, Ste. 103, American Fork, Utah 84003

("GPDB")

WHEREAS:

A.              GPDB is a Utah corporation and an online membership club that operates a website selling natural and organic foods;

B.              The GPDB Shareholders own an aggregate of Twenty Six Million Seven Hundred Thirty Five Thousand Nine Hundred Twenty Five (26,735,925) GPDB Shares, being 100% of the presently issued and outstanding GPDB Shares;

C.              Vault is a reporting company whose common stock is quoted on the OTC Bulletin Board and which has been engaged in a search for potential merger candidates; and

D.              The respective Boards of Directors of Vault, GPDB and the Acquirer deem it advisable and in the best interests of Vault, GPDB and the Acquirer that the Acquirer merge with and into GPDB (the "Merger") pursuant to this Agreement and the Certificate of Merger, and the applicable provisions of the laws of the State of Utah.

NOW THEREFORE, WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1	In this Agreement the following terms will have the following meanings:

(a)
“Acquisition Shares” means the 9,919,028 Vault Common Shares, which shares are to be issued and delivered to the GPDB Shareholders at Closing pursuant to the terms of the Merger in accordance with Schedule A, annexed hereto;

(b)
“Acquisition Options” means the 4,304,572 options to purchase Vault Common Shares, which options are to be delivered to the GPDB Optionholders at Closing pursuant to the terms of the Merger in accordance with Schedule B, annexed hereto, each Acquisition Option having the same terms and proportionately reduced exercise prices as each GPDB Optionholder’s GPDB Option;

(c)
“Acquisition Warrants” means the 142,560 warrants to purchase Vault Common Shares, which warrants are to be delivered to the GPDB Warrantholders at Closing pursuant to the terms of the Merger in accordance with Schedule C, annexed hereto;

(d)	“Agreement” means this agreement and plan of merger among Vault, the Acquirer, and GPDB;

(e)
“Cancellation Shares” means 1,044,133  shares of common stock of Vault, 460 shares of Series A Preferred Stock of Vault, and 1,000 shares of Series B Preferred Stock of Vault, sold to GPDB pursuant to the Common Stock Purchase Agreement;

(f)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(g)	“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

(h)	“Commission” means the Securities and Exchange Commission;

(i)	“Common Stock Purchase Agreement” means that certain Common Stock Purchase Agreement dated February 2, 2012, whereby certain shareholders of Vault sold to GPDB the Cancellation Shares;

(j)
“Effective Time” means the date of the filing of appropriate Certificates of Merger in the form required by the State of Nevada and the State of Utah provided that the Merger shall become effective as provided in the NRS and URBC;

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

(l)	“GPDB Accounts Receivable” means all accounts receivable and other amounts owing to GPDB;

(m)
“GPDB Assets” means all the property and assets of the GPDB Business of every kind and description wherever situated including, without limitation, GPDB Inventory, GPDB Material Contracts, GPDB Accounts Receivable, GPDB Cash, GPDB Intangible Assets and GPDB Goodwill, and all credit cards, charge cards and banking cards issued to GPDB;

(n)	“GPDB Business” means all aspects of the business conducted by GPDB;

(o)	“GPDB Cash” means all cash on hand or on deposit to the credit of GPDB on the Closing Date, subject to reduction pursuant to Section 7.1(f) below;

(p)
“GPDB Financial Statements” means collectively, the audited financial statements of GPDB for the fiscal years ending December 31, 2011 and December 31, 2010, which shall be delivered at Closing, all of which will be prepared in accordance with United States generally accepted accounting principles and the requirements of Regulation S-X as promulgated by the Commission;

(q)
“GPDB Goodwill” means the goodwill of the GPDB Business together with the exclusive right of GPDB to represent itself as carrying on the GPDB Business in succession of GPDB subject to the terms hereof, and the right to use any words indicating that the GPDB Business is so carried on including the right to use the name "The Green PolkaDot Box, Inc.” or any variation thereof as part of the name of or in connection with the GPDB Business or any part thereof carried on or to be carried on by GPDB, the right to all corporate, operating and trade names associated with the GPDB Business, or any variations of such names as part of or in connection with the GPDB Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the GPDB Business, all necessary licenses and authorizations and any other rights used in connection with the GPDB Business;

(r)
“GPDB Intangible Assets” means all of the intangible assets of GPDB, including, without limitation, GPDB Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of GPDB;

(s)	“GPDB Inventory” means all inventory and supplies of the GPDB Business as of December 31, 2011 as increased or decreased in the ordinary course of business;

(t)	“GPDB Optionholder” means the holder of options to purchase GPDB Shares as set forth in Schedule B;

(u)	“GPDB Options” means all outstanding options to purchase GPDB Shares as set forth in Schedule B;

(v)
“GPDB Material Contracts” means the burden and benefit of and the right, title and interest of GPDB in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which GPDB is entitled in connection with the GPDB Business under which GPDB is obligated to pay or entitled to receive the sum of Ten Thousand Dollars ($10,000) or more annually including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice; and

(w)	“GPDB Shares” means all of the issued and outstanding shares of GPDB's equity stock;

(x)	“GPDB Shareholders” means all of the holders of the issued and outstanding GPDB Shares;

(y)	“GPDB Warrantholder” means the holder of warrants to purchase GPDB Shares as set forth in Schedule C;

(z)	“GPDB Warrants” means all outstanding warrants to purchase GPDB Shares as set forth in Schedule C;

(aa)	“Merger” means the merger, at the Effective Time, of GPDB and the Acquirer pursuant to this Agreement;

(bb)	“NRS” means the Nevada Revised Statutes;

(cc)	“Place of Closing” means the offices of Sichenzia Ross Friedman Ference LLP, or such other place as Vault and GPDB may mutually agree upon;

(dd)	“PPM” means the private placement memorandum of GPDB and Vault (including all exhibits and supplements thereto), dated February 13, 2012;

(ee)	“Securities Act” means the Securities Act of 1933, as amended;

(ff)	“SEC Reports” means all forms, reports and documents filed by Vault with the Commission under the Exchange Act on and after January 1, 2009 through the date hereof;

(gg)
“Subscription Agreements” means the series of subscription agreements between Vault and a group of investors, pursuant to the PPM, pursuant to which the investors will subscribe for shares of Vault’s common stock;

(hh)	“Surviving Company” means GPDB following the merger with the Acquirer;

(ii)	“Vault Business” means all aspects of any business conducted by Vault and its subsidiaries, including Subsidary (as defined herein);

(jj)	“Vault Common Shares” means the shares of common stock in the capital of Vault,

(kk)
“Vault Financial Statements” means, collectively, the audited financial statements of Vault for the two fiscal years ended October 31, 2011 and 2010, and the unaudited financial statements of Vault for the period ending January 31, 2012;

(ll)	“URBC” means the Utah Business Corporation Act;

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2              The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section References and Schedules

1.3              Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

Severability of Clauses

1.4              If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE MERGER

The Merger

2.1              At Closing, the Acquirer shall be merged with and into GPDB pursuant to this Agreement and the separate corporate existence of the Acquirer shall cease and GPDB, as it exists from and after the Closing, shall be the Surviving Company.

Effect of the Merger

2.2              The Merger shall have the effect provided therefore by the NRS and URBC. Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choices in action, and all and every other interest of or belonging to or due to GPDB or the Acquirer, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of GPDB and the Acquirer, as a group, and (ii) all debts, liabilities, duties and obligations of GPDB and the Acquirer, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of GPDB and the Acquirer, as a group, and neither the rights of creditors nor any liens upon the property of GPDB or the Acquirer, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

Articles of Incorporation; Bylaws; Directors and Officers

2.3              The Articles of Incorporation of the Surviving Company from and after the Closing shall be the Articles of Incorporation of GPDB as in effect immediately prior to the Closing until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the URBC.  The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of GPDB as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Articles of Incorporation of the Surviving Company and as provided by the URBC.  The directors and officers of the Surviving Company from and after the Closing shall be the directors and officers of GPDB immediately prior to the Closing.

Conversion of Securities

2.4              At the Effective Time, by virtue of the Merger and without any action on the part of the Acquirer or GPDB, the shares of capital stock of each of GPDB and the Acquirer shall be converted as follows:

(a)
Capital Stock of the Acquirer. Each issued and outstanding share of the Acquirer's capital stock shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid, and non-assessable common stock of the Surviving Company. Each stock certificate of the Acquirer evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company.

(b)
Conversion of GPDB Shares. Each GPDB Share that is issued and outstanding at the Effective Time, set forth on Schedule A, shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive 0.371 Acquisition Share for each GPDB Share. All such GPDB Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.

(c)
Conversion of GPDB Options and GPDB Warrants. Each GPDB Option or GPDB Warrant that is outstanding, whether vested or unvested, at the Effective Time, set forth on Schedule B and Schedule C, shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive 0.371 Acquisition Option or Acquisition Warrant for each GPDB Option or GPDB Warrant. All such GPDB Options and GPDB Warrants, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Options or Acquisition Warrants paid in consideration therefor upon the surrender of such instrument evidencing the GPDB Options or GPDB Warrants in accordance with this Agreement.

Dissenting Shareholders

2.5
(a)
Notwithstanding any provision of this Agreement to the contrary, each share of GPDB common stock that is issued and outstanding immediately prior to the Closing and that is held by a shareholder of GPDB who has not voted in favor of this Agreement or consented thereto in writing and who shall have otherwise perfected such holder’s dissenters’ rights in accordance with and as contemplated by Section 1302 of the URBC (each such shareholder, a “Dissenting Stockholder”, and each share of GPDB common stock held by such shareholder, a “Dissenting Share”) shall not be canceled, extinguished and converted, but shall be entitled to receive from the Surviving Company the value of the shares of GPDB common stock held by such Dissenting Stockholder as determined pursuant to Section 1302 of the URBC; provided, however, that if such Dissenting Stockholder fails to perfect, or effectively withdraws or loses such holder’s right to appraisal of and payment for such holder’s shares under Section 1302 of the URBC, each share of GPDB common stock of such Dissenting Stockholder shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Closing, the right to receive shares of Vault common stock, and such share of GPDB common stock shall no longer be a Dissenting Share.  In such event, GPDB shall deliver the number of shares of Vault common stock to which such shareholder is entitled (without interest) upon surrender by such shareholder of the certificate or certificates representing the shares of GPDB common stock held by such shareholder.

(b)
GPDB shall give prompt notice to Vault of any demands received by GPDB for appraisal of shares of GPDB common stock.  The Surviving Corporation shall promptly pay to any Dissenting Stockholder any and all amounts due and owing to such holder as a result of any settlement of, or determination by a court of proper jurisdiction of the State of Utah with respect to such demands.

Cancellation Shares

2.6              All Cancellation Shares owned by GPDB at the Effective Time, shall automatically be cancelled and extinguished without any action on the part of GPDB.  All such Cancellation Shares, when cancelled shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and any certificate representing such shares shall cease to have any rights with respect thereto and such shares shall be returned to the capital stock of Vault.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF Vault

Representations and Warranties

3.1              Vault and the Acquirer jointly and severally represent and warrant in all material respects to GPDB, with the intent that GPDB will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Vault - Corporate Status and Capacity

(a)
Incorporation. Vault is a corporation duly incorporated and validly existing under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada.  Security Bancorp, a Canadian corporation (“Subsidiary”), is a corporation duly incorporated and validly existing under the applicable laws of Canada;

(b)
Carrying on Business. Vault and its subsidiaries, including the Subsidiary, currently do not carry on any material business activity in any jurisdiction. The nature of the Vault Business does not require Vault and its subsidiaries to register or otherwise be qualified to carry on business in any jurisdiction other than the respective states of their organization, where Vault and its subsidiaries  are each dully qualified and authorized to do business;

(c)
Corporate Capacity. Vault has the corporate power, capacity and authority to own its assets and to enter into and complete this Agreement. None of Vault’s subsidiaries, except the Subsidiary, has any assets or liabilities;

(d)
Reporting Status; Listing. Vault’s common stock is not registered under Section 12(g) of the Exchange Act and Vault voluntarily files reports with the Commission. The Vault Common Shares are quoted on the OTC Bulletin Board under the symbol “VAMA”. None of Vault’s subsidiaries, including the Subsidiary has common stock that is registered under Section 12(g) of the Exchange Act and none of Vault’s subsidiaries is required to file current reports with Commission pursuant to Section 13(a) or 15(d) of the Exchange Act;

(e)
SEC Reports. Vault has filed all SEC Reports with the Commission under the Exchange Act that it would have been required to file if its common stock had been registered under Section 12(g) of the Exchange Act. The SEC Reports, at the time filed, complied as to form in all material respects with the requirements of the Exchange Act. None of the SEC Reports, including without limitation any financial statements or schedules included therein, contains any untrue statements of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

Acquirer - Corporate Status and Capacity

(f)
Incorporation. The Acquirer is a corporation duly incorporated and validly existing under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

(g)	Carrying on Business. Other than corporate formation and organization, the Acquirer has not carried on business activities to date;

(h)	Corporate Capacity. The Acquirer has the corporate power, capacity and authority to enter into and complete this Agreement;

Vault - Capitalization

(i)
Authorized Capital. The authorized capital of Vault consists of 100,000,000 shares of common stock, $0.001 par value, 5,000,000 shares of Preferred A Stock, $0.001 par value, and 5,000,000 shares of Preferred B Stock, , $0.001 par value, of which  1,144,324 Vault Common Shares are presently issued and outstanding, 790 shares of Preferred “A” are presently issued and outstanding and 1,000 shares of Preferred “B” are presently issued and outstanding.  The authorized capital of the Subsidiary consists of 100,000 common shares;

(j)
No Option. Except as provided in, contemplated by, or set forth in this Agreement, the SEC Reports, the PPM or the Subscription Agreements, no person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any common or preferred shares of Vault or for the purchase, subscription or issuance of any of the unissued shares in the capital of Vault;

Acquirer - Capitalization

(k)
Authorized Capital. The authorized capital of the Acquirer consists of 3,000 shares of common stock, of which 1,000 shares of common stock are presently issued and outstanding and which are owned by Vault;

(l)
No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any common or preferred shares in Acquirer or for the purchase, subscription or issuance of any of the unissued shares in the capital of Acquirer;

Vault - Records and Financial Statements

(m)	Charter Documents. The charter documents of Vault, the Subsidiary and the Acquirer are as set forth as exhibits to the officers certificate to be delivered at Closing pursuant to Section 9.3 hereof;

(n)
Corporate Minute Books.  Vault and its subsidiaries, including the Subsidiary are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws;

(o)
Vault Financial Statements. The Vault Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Vault, including the assets and liabilities, if any of Vault’s subsidiaries, as of the respective dates thereof, and the results of operations and changes in financial position of Vault during the period covered thereby, in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated;

(p)
Vault Accounts Payable and Liabilities. There are no liabilities, contingent or otherwise, of Vault or its subsidiaries, including the Subsidiary which are not reflected in the Vault Financial Statements except those incurred in the ordinary course of business since the date of the Vault Financial Statements, all of which will be satisfied prior to Closing, and neither Vault nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation;

(q)	Vault Accounts Receivable. There are no accounts receivable of Vault or any of Vault’s subsidiaries, including the Subsidiary;

(r)
No Debt. Neither Vault nor its subsidiaries, including the Subsidiary are, on the date hereof and on Closing will be, materially indebted to any, person or entity or other third party, including any  affiliate, director or officer of Vault.

(s)
No Related Party Debt to Vault. No director or officer or affiliate of Vault or its subsidiaries, including the Subsidiary is now indebted to or under any financial obligation to Vault or its subsidiaries on any account whatsoever, except for advances on account of travel and other expenses not exceeding One Thousand Dollars ($1,000) in total;

(t)	No Dividends. No dividends or other distributions on any shares in the capital of Vault or the Subsidiary have been made, declared or authorized since the date of the Vault Financial Statements;

(u)
No Payments. No payments of any kind have been made or authorized since the date of the Vault Financial Statements to or on behalf of officers, directors, shareholders or employees of Vault or its subsidiaries or under any management agreements with Vault or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(v)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Vault or its subsidiaries;

(w)	No Adverse Events. Since October 31, 2011,

(i)
there has not been any material adverse change in the properties, results of operations, financial position or condition (financial or otherwise) of Vault, its subsidiaries, its assets or liabilities or any damage, loss or other change in circumstances materially affecting Vault, the Vault Business or Vault’s right to carry on the Vault Business, other than non-material changes in the ordinary course of business or as contemplated pursuant to this Agreement,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Vault, its subsidiaries, or the Vault Business,

(iii)
there has not been any material increase in the compensation payable or to become payable by Vault to any of Vault’s officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Vault Business has been and continues to be carried on in the ordinary course,

(v)	Vault has not waived or surrendered any right of material value,

(vi)
Neither Vault nor its subsidiaries, including the Subsidiary  have discharged, satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business; and

(vii)	no capital expenditures in excess of Five Thousand Dollars ($5,000) have been authorized or made by Vault.

Vault - Income Tax Matters

(x)
Tax Returns. As of the Closing Date, tax returns for 2011, 2010, 2009 and 2008 and reports of Vault and its subsidiaries, including the Subsidiary, required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Vault and its subsidiaries, including the Subsidiary or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid and no amounts are owed to any taxing authority as of the Closing Date. Without limiting the generality of the foregoing, Vault hereby represents that no amounts are owed to any taxing authorities by Vault and/or its subsidiaries, including the Subsidiary, for the period commencing on the formation(incorporation) of Vault though the Closing Date;

(y)
Current Taxes. At October 31, 2011, deferred tax assets consisted of $0.00. Vault had a net operating loss carry forward of approximately $3,026,422 at October 31, 2011. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Vault or its subsidiaries.  There are no contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns for Vault or its subsidiaries including the Subsidiary;

Vault - Applicable Laws and Legal Matters

(z)
Licenses. Vault and its subsidiaries hold all licenses and permits as may be requisite for carrying on the Vault Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Vault Business;

(aa)
Applicable Laws. Neither Vault nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Vault Business, and to Vault’s knowledge, neither Vault nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Vault Business;

(bb)
Pending or Threatened Litigation. Except as provided in the SEC Reports, there is no litigation or administrative or governmental proceeding pending or threatened against or relating to Vault, its subsidiaries, or the Vault Business nor does Vault have any knowledge of any act or omission of Vault or its subsidiaries that would form any material basis for any such action or proceeding;

(cc)
No Bankruptcy. Neither Vault nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Vault or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Vault or its subsidiaries;

(dd)
Labor Matters. Neither Vault nor its subsidiaries are party to any collective agreement relating to the Vault Business with any labor union or other association of employees and no part of the Vault Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Vault, has made any attempt in that regard;

(ee)
Finder's Fees. Neither Vault nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(ff)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Vault, the Subsidiary and the Acquirer;

(gg)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)
violate the charter documents of Vault, the Subsidiary or the Acquirer or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Vault or its subsidiaries are party,

(ii)	give any person any right to terminate or cancel any agreement or any right or rights enjoyed by Vault or its subsidiaries,

(iii)	result in any alteration of Vault’s or its subsidiaries’ obligations under any agreement to which Vault or its subsidiaries are party,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of Vault,

(v)	result in the imposition of any tax liability to Vault or its subsidiaries relating to the assets of Vault, or

(vi)	violate any court order or decree to which either Vault or its subsidiaries is subject;

The Vault Business

(hh)
Maintenance of Business. Since the date of the Vault Financial Statements, Vault and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as provided in, contemplated by, or set forth in this Agreement, the PPM, the Subscription Agreements or in the SEC Reports;

(ii)
Subsidiaries. Except for the Acquirer and the Subsidiary, Vault does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.  References in this Agreement to any subsidiaries of the Vault shall include the Acquirer, the Subsidiary and any other subsidiary that Vault may have but has not disclosed in this Agreement;

Vault - Acquisition Shares

(jj)
Acquisition Shares. The Acquisition Shares when delivered to the holders of GPDB Shares pursuant to the Merger shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Vault, in all cases subject to the provisions and restrictions of all applicable securities laws; and

(kk)
Securities Law Compliance.  Except as set forth in the SEC Reports, Vault has not issued any shares of its common stock (or securities convertible into or exercisable for shares of common stock).  Neither Vault nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of Vault under circumstances which would require the integration of such offering with the offering of the Acquisition Shares issued to the GPDB Shareholders) which subject the issuance or sale of such shares to the GPDB Shareholders to the registration requirements of Section 5 of the Securities Act.

Non-Merger and Survival

3.2              The representations and warranties of Vault and the Acquirer contained herein are true and correct as of the date of this Agreement and will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the GPDB Shareholders, the representations and warranties of Vault shall survive the Closing for a period of two (2) years.

Indemnity

3.3              Vault shall defend, indemnify and save harmless GPDB from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim, resulting from the breach by Vault of any representation, covenant or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Vault and/or the Acquirer to GPDB hereunder. Legal fees and other costs of defending and prosecuting this action shall be borne by Vault.

ARTICLE 4
COVENANTS OF VAULT

Covenants

4.1              Vault covenants and agrees with GPDB that Vault will:

(a)
Conduct of Business. Until the Closing, conduct its business diligently and in the ordinary course consistent with the manner in which it generally has been operated up to the date of execution of this Agreement;

(b)
Access. Until the Closing, give the GPDB Shareholders and their representatives full access to all of the properties, books, contracts, commitments and records of GPDB, and furnish to the GPDB Shareholders and their representatives all such information as they may reasonably request;

(c)	Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger;

(d)	Public Information. Make and keep public information available, as those terms are understood and defined in Rule 144 (defined below); and

(e)	SEC Filings. File with the Commission in a timely manner, all reports and other documents required of Vault under either the Securities Act or the Exchange Act.

(f)
Tax Returns.  Vault shall on and after the Closing Date be responsible for any taxes owed or penalties thereon pertaining to the failure of Vault and its subsidiaries to file tax returns with the appropriate jurisdictions, but Vault shall not be liable for expenses incurred in filing any such tax returns other than for the years set forth in Section 3.1(x).

Authorization

4.2          Vault hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Vault and its subsidiaries to release any and all information in their possession respecting Vault and its subsidiaries to GPDB. Vault shall promptly execute and deliver to GPDB any and all consents to the release of information and specific authorizations which GPDB reasonably requires to gain access to any and all such information.

Reports Under the Exchange Act

4.3          With a view to making available to the GPDB Shareholders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the GPDB Shareholders to sell securities of Vault to the public without registration and without imposing restrictions arising under the federal securities laws on the purchases thereof (“Rule 144”), and provided that the applicable holding period imposed by Rule 144 has been met, Vault agrees to furnish to each GPDB Shareholder, so long as such GPDB Shareholder owns Vault Common Shares, promptly upon request, (i) a written statement by Vault that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Vault and such other reports and documents so filed by Vault, and (iii) such other information as may be reasonably requested to permit the GPDB Shareholders to sell such securities pursuant to Rule 144 without registration.

Survival

4.4 The covenants set forth in this Article shall survive the Closing for the benefit of the GPDB Shareholders.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
GPDB

Representations and Warranties

5.1              GPDB represents and warrants in all material respects to Vault, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

GPDB - Corporate Status and Capacity

(a)
Incorporation. GPDB is a corporation duly incorporated and validly existing under the laws of the State of Utah, and is in good standing with the office of the Secretary of State for the State of Utah;

(b)
Carrying on Business. GPDB carries on business primarily in the State of Utah and California and does not carry on any material business activity in any other jurisdiction. The nature of the GPDB Business does not require GPDB to register or otherwise be qualified to carry on business in any other jurisdiction;

(c)
Corporate Capacity. GPDB has the corporate power, capacity and authority to own the GPDB Assets and to carry on the GPDB Business and GPDB has the corporate power, capacity and authority to enter into and complete this Agreement;

GPDB - Capitalization

(d)	Authorized Capital. The authorized capital of GPDB consists of 100,000,000 shares of common stock, no par value;

(e)
Ownership of GPDB Shares. The issued and outstanding share capital of GPDB will on Closing consist of 26,735,925 common shares (being the GPDB Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The GPDB Shareholders will be at Closing the registered and beneficial owner of the GPDB Shares. The GPDB Shares owned by the GPDB Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever not created by or through Vault and/or the Acquirer;

(f)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of GPDB Shares contained in the charter documents of GPDB or under any agreement;

GPDB - Records and Financial Statements

(g)
Charter Documents. The charter documents of GPDB have not been altered since its incorporation date, except as filed in the record books of GPDB, and GPDB is not in violation or breach of, or in default with respect to, any term of its Articles of Incorporation (or other charter documents) or by-laws;

(h)
GPDB Financial Statements. The GPDB Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of GPDB as of the respective dates thereof, and the results of operations and changes in financial position of GPDB during the periods covered thereby, and will be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated;

(i)
GPDB Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of GPDB which are not reflected in the GPDB Financial Statements except those incurred in the ordinary course of business since the date of the GPDB Financial Statements;

(j)	No Dividends. No dividends or other distributions on any shares in the capital of GPDB have been made, declared or authorized since the date of the GPDB Financial Statements;

GPDB - Income Tax Matters
(k)
Tax Returns. All tax returns and reports of GPDB required by law to be filed have been filed and to the best of GPDB’s knowledge and belief are true, complete and correct, and any taxes payable in accordance with any return filed by GPDB or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(l)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by GPDB. GPDB is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

GPDB - Applicable Laws and Legal Matters

(m)
Licenses. GPDB holds all licenses and permits as may be requisite for carrying on the GPDB Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the GPDB Business;

(n)
Applicable Laws. GPDB has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which applies to it the violation of which would have a material adverse effect on the GPDB Business, and, to GPDB’s knowledge and belief, GPDB is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the GPDB Business;

(o)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to GPDB, the GPDB Business, or any of the GPDB Assets, nor does GPDB have any knowledge of any deliberate act or omission of GPDB that would form any material basis for any such action or proceeding;

(p)
No Bankruptcy. GPDB has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against GPDB and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of GPDB;

(q)
Labor Matters. GPDB is not a party to any collective agreement relating to the GPDB Business with any labor union or other association of employees and no part of the GPDB Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of GPDB, has made any attempt in that regard and GPDB has no reason to believe that any current employees will leave GPDB's employ as a result of this Merger;

Execution and Performance of Agreement

(r)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of GPDB and the GPDB Shareholders;

(s)	No Violation or Breach. The execution and performance of this Agreement will not

(i)	violate the charter documents of GPDB or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which GPDB is a party,

(ii)
except as provided in, contemplated by, or set forth in the PPM or the Subscription Agreements, give any person any right to terminate or cancel any agreement including, without limitation, GPDB Material Contracts, or any right or rights enjoyed by GPDB,

(iii)
except as provided in, contemplated by, or set forth in the PPM or the Subscription Agreements, result in any material alteration of GPDB's obligations under any agreement to which GPDB is a party including, without limitation, the GPDB Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the GPDB Assets,

(v)	result in the imposition of any tax liability to GPDB relating to GPDB Assets or the GPDB Shares, or

(vi)	violate any court order or decree to which GPDB is subject;

GPDB Assets - Ownership and Condition

(t)
No Option. Except as provided in, contemplated by, or set forth in the PPM or the Subscription Agreements, no person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the GPDB Assets;

(u)	GPDB Material Contracts. Except as provided in, contemplated by, or set forth in the PPM or the Subscription Agreements, the GPDB Material Contracts constitute all of the material contracts of GPDB;

(v)
No Default. There has not been any default in any material obligation of GPDB or any other party to be performed under any of the GPDB Material Contracts, each of which is in good standing and in full force and effect and unamended, and GPDB is not aware of any default in the obligations of any other party to any of the GPDB Material Contracts;

GPDB Assets - GPDB Goodwill and Other Assets

(w)	GPDB does not have any knowledge of any infringement by GPDB of any patent, trademark, copyright or trade secret;

The Business of GPDB
(x)
Maintenance of Business. Since the date of the GPDB Financial Statements, the GPDB Business has been carried on in the ordinary course, and GPDB has not entered into any material agreement or commitment except in the ordinary course or as provided in, contemplated by, or set forth in the PPM or the Subscription Agreements; and

(y)	Subsidiaries. GPDB does not have any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

5.2              The representations and warranties of GPDB contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Vault, the representations and warranties of GPDB shall survive the Closing for a period of two (2) years.

Indemnity

5.3              GPDB agrees to indemnify and save harmless Vault from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of GPDB to defend any such claim), resulting from the breach by GPDB of any representation or warranty of GPDB made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by GPDB to Vault hereunder.  Legal fees and other costs of defending and prosecuting this action shall be borne by GPDB.

ARTICLE 6
COVENANTS OF GPDB

Covenants

6.1              GPDB covenants and agrees with Vault that it will:

(a)
Conduct of Business. Until the Closing, conduct the GPDB Business diligently and in the ordinary course consistent with the manner in which the GPDB Business generally has been operated up to the date of execution of this Agreement;

(b)	Preservation of Business. Until the Closing, use their best efforts to preserve the GPDB Business and the GPDB Assets;

(c)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the GPDB Assets, including the GPDB Material Contracts; and

(d)
Reporting and Internal Controls. From and after the Effective Time, forthwith take all required actions to implement internal controls on the business of the Surviving Company to ensure that the Surviving Company complies with Section 13(b)(2) of the Exchange Act.

Authorization

6.2              GPDB hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting GPDB to release any and all information in their possession respecting GPDB to Vault.  GPDB shall promptly execute and deliver to Vault any and all consents to the release of information and specific authorizations which Vault reasonably require to gain access to any and all such information.

Survival

6.3              The covenants set forth in this Article shall survive the Closing for the benefit of Vault.

ARTICLE 7
CONDITIONS PRECEDENT

Conditions Precedent in favor of Vault

7.1              Vault’s obligations to carry out the transactions contemplated hereby are subject to the fulfillment (or waiver by Vault) of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents, securities issuances and wire transfers required to be executed and delivered to Vault as set forth in Article 9 hereof will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by GPDB at or prior to the Closing will have been complied with or performed;

(c)
title to the GPDB Shares held by the GPDB Shareholders will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever not created by or through Vault and/or the Acquirer;

(d)	the Certificates of Merger shall be executed by GPDB in form acceptable for filing with the Nevada and Utah Secretary of State;

(e)	subject to Article 8 hereof, there will not have occurred:

(i)
any material adverse change in the financial position or condition of GPDB, its liabilities or the GPDB Assets or any damage, loss or other change in circumstances materially and adversely affecting the GPDB Business or the GPDB Assets or GPDB's right to carry on the GPDB Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to GPDB or the GPDB Business (whether or not covered by insurance) materially and adversely affecting GPDB, the GPDB Business or the GPDB Assets;

(f)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(g)	all representations and warranties of GPDB contained herein shall be true and correct as of the Closing Date;

(h)	GPDB shall have no more assets and no liabilties; and

(i)	All payments under the Common Stock Purchase Agreement shall have been made or irrevocably caused to be made to Vault.

Waiver by Vault

7.2              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Vault and any such condition may be waived in whole or in part by Vault at or prior to Closing by delivering to GPDB a written waiver to that effect signed by Vault. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Vault shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of GPDB

7.3              The obligations of GPDB to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents, securities issuances and wire transfers required to be executed and delivered to Vault as set forth in Article 9 hereof will have been so executed and delivered;

(b)
the board of directors of Vault shall have expanded the number of directors by one in a form reasonably acceptable to GPDB, and Rod A. Smith shall have been appointed to Vault’s board of directors in a form reasonably acceptable to GPDB;

(c)
except for Harold Schultz and Rod A. Smith, all directors of the board of directors of Vault shall have resigned and Harold Shcultz shall have tendered his resignation which resignation is to be effective upon filing Vault’s quarterly report for the quarter ended January 31, 2012 with the Commission;

(d)	GPDB shall be in receipt of the Vault Financial Statements;

(e)	Vault shall have no assets and no liabilities;

(f)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Vault or the Acquirer at or prior to the Closing shall have been complied with or performed;

(g)	GPDB shall have completed its review and inspection of the books and records of Vault and its subsidiaries and shall be reasonably satisfied with same in all material respects;

(h)
Vault will have delivered the Acquisition Shares to be issued pursuant to the terms of the Merger to the GPDB Shareholders at the Closing and the Acquisition Shares will be registered on the books of Vault in the name of the GPDB Shareholders at the Effective Time;

(i)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(j)	the Certificates of Merger shall be executed by the Acquirer in form acceptable for filing with the Nevada and Utah Secretary of State;

(k)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of Vault, its subsidiaries, their assets or liabilities or any damage, loss or other change in circumstances materially and adversely affecting Vault or the Vault Business or Vault’s right to carry on the Vault Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Vault or the Vault Business (whether or not covered by insurance) materially and adversely affecting Vault, its subsidiaries or its assets;

(j)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any; and

(k)	all representations and warranties of Vault and the Acquirer contained herein shall be true and correct as of the Closing Date.

(l)
Vault shall prepare appropriate tax returns for Vault and any of its subsidiaries as contemplated in Section 3.1(x) and shall submit such return to GPDB for its review and comment; Vault shall incorporate any reasonable comments of GPDB into such tax returns and after Vault shall file such returns with the appropriate jurisdiction. Vault shall pay and be responsible for all filing fees, penalties and payments related to such tax returns;

(m)	All deliveries of securities under the Common Stock Purchase Agreement shall have been made or irrevocably caused to be made to GPDB; and

(n)	An opinion of counsel to Vault reasonably acceptable to GPDB shall be delivered.

Waiver by GPDB

7.4              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of GPDB and any such condition may be waived in whole or in part by GPDB at or prior to the Closing by delivering to Vault a written waiver to that effect signed by GPDB. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing GPDB shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5              The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions precedent in favor of the other party or parties set forth in this Article.

Confidentiality

7.6              Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from GPDB and Vault and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that Vault may be required to issue news releases regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Commission respecting the proposed Merger contemplated hereby together with such other documents as are required to maintain the accuracy of Vault’s filings with the Commission.

ARTICLE 8
RISK

Material Change in the Business of GPDB

8.1              If any material loss or damage to the GPDB Business occurs prior to Closing and such loss or damage, in Vault's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Vault shall, within two (2) days following any such loss or damage, by notice in writing to GPDB, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Vault's obligations to carry out the transactions contemplated hereby, be vested in GPDB or otherwise adequately secured to the satisfaction of Vault on or before the Closing Date.

Material Change in the Vault Business

8.2              If any material loss or damage to the Vault Business occurs prior to Closing and such loss or damage, in GPDB's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, GPDB shall, within two (2) days following any such loss or damage, by notice in writing to Vault, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to GPDB's obligations to carry out the transactions contemplated hereby, be vested in Vault or otherwise adequately secured to the satisfaction of GPDB on or before the Closing Date.

ARTICLE 9
CLOSING

Closing

9.1              The Merger and the other transactions contemplated by this Agreement will be closed on or before February 29, 2012, in accordance with the closing procedure set out in this Article.

Documents to be Delivered by GPDB

9.2              On or before the Closing, GPDB will deliver or cause to be delivered to Vault:

(a)
all reasonable consents or approvals required to be obtained by GPDB for the purposes of completing the Merger and preserving and maintaining the interests of GPDB under any and all GPDB Material Contracts and in relation to GPDB Assets;

(b)
an officers certificate containing articles, bylaws, and certified copies of such resolutions of the shareholders and directors of GPDB as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)	an acknowledgement from GPDB of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(d)	such other documents as Vault may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Vault

9.3              On or before the Closing, Vault and the Acquirer shall deliver or cause to be delivered to GPDB:

(a)	a transfer agent instruction letter for issuance of the Acquistion Shares to the GPDB Shareholders;

(b)
an officers certificate containing articles, bylaws, and certified copies of such resolutions of the directors of Vault and the Acquirer as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)	a certified copy of a resolution of the directors of Vault dated as of the Closing Date appointing the Rod A. Smith to the board of directors of Vault;

(d)	an acknowledgement from Vault of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(e)	an opinion of counsel to Vault reasonably acceptable to GPDB;

(f)	such other documents as GPDB may reasonably require to give effect to the terms and intention of this Agreement.

(g)	proof of the filing of all tax returns referred to in Section 3.1(x) in the appropriate jurisdictions for Vault and any of its subsidiaries.

Other Documents and Wires to be Delivered by Vault and GPDB

9.4               On or before the Closing, the following shall be delivered:

(a)
Securities representing the Acuquisition Shares, the Acquisition Oprions and the Acquisition Warrants shall be delivered in the amounts and to the parties as set forth in Schedule A, Schedule B and Schedule C.

ARTICLE 10
POST-CLOSING MATTERS

General

10.1              Forthwith after the Closing, Vault and GPDB agree to use all their best efforts to:

(a)	file the Certificates of Merger with the Secretary of State of Nevada and Utah;

(b)	issue a news release reasonably acceptable to each party reporting the Closing; and

(c)
file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement which includes audited financial statements of GPDB as well as pro forma financial information of GPDB and Vault as required by Regulation S-X as promulgated by the Commission (all at no cost to the GPDB Shareholders).

ARTICLE 11
GENERAL PROVISIONS

Arbitration

11.1              The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith.  If such good negotiation fails to resolve such dispute, controversy, difference or claim within thirty (30) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration.

              Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement shall be settled by binding arbitration by a panel of three (3) arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association and governed by the laws of the State of New York (without regard to the choice-of-law rules or principles of that jurisdiction).  Judgment upon the award may be entered in any court located in the State of New York, and all the parties hereto hereby expressly waive any objections or defense based upon lack of personal jurisdiction.

              Each of the plaintiff and defendant party to the arbitration shall select one (1) arbitrator (or where multiple plaintiffs and/or defendants exist, one (1) arbitrator shall be chosen collectively by such parties comprising the plaintiffs and one (1) arbitrator shall be chosen collectively by those parties comprising the defendants) and then the two (2) arbitrators shall mutually agree upon the third arbitrator.  Where no agreement can be reached on the selection of either a third arbitrator or an arbitrator to be named by either a group of plaintiffs or a group of defendants, any implicated party may apply to a judge of the courts of the State of New York, to name an arbitrator.    Process in any such action or proceeding may be served on any party anywhere in the world.

Indemnification Provisions

11.2           Notice to Indemnifying Party.  If any party (the "Indemnitee") receives notice of any claim or the commencement of any action or proceeding with respect to which the other party (or parties) is obligated to provide indemnification (the "Indemnifying Party") pursuant to Sections 3.3 or 5.3 hereof, the Indemnitee shall give the Indemnifying Party written notice thereof within a reasonable period of time following the Indemnitee’s receipt of such notice.  Such notice shall describe the claim in reasonable detail and shall indicate the amount (estimated if necessary) of the losses that have been or may be sustained by the Indemnitee.  The Indemnifying Party may, subject to the other provisions of this Section 11.2, compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee in respect of a third-party claim.  If the Indemnifying Party elects to compromise or defend such asserted liability, it shall within thirty (30) days (or sooner, if the nature of the asserted liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee, shall reasonably cooperate, at the request and reasonable expense of the Indemnifying Party, in the compromise of, or defense against, such asserted liability.  The Indemnifying Party will not be released from any obligation to indemnify the Indemnitee hereunder with respect to a claim without the prior written consent of the Indemnitee, unless the Indemnifying Party delivers to the Indemnitee a duly executed agreement settling or compromising such claim with no monetary liability to or injunctive relief against the Indemnitee and a complete release of the Indemnitee with respect thereto.  The Indemnifying Party shall have the right to conduct and control the defense of any third-party claim made for which it has been provided notice hereunder.  All costs and fees incurred with respect to any such claim will be borne by the Indemnifying Party.  The Indemnitee will have the right to participate, but not control, at its own expense, the defense or settlement of any such claim; provided, that if the Indemnitee and the Indemnifying Party shall have conflicting claims or defenses, the Indemnifying Party shall not have control of such conflicting claims or defenses and the Indemnitee shall be entitled to appoint a separate counsel for such claims and defenses at the cost and expense of the Indemnifying Party.   If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are reasonably required for such defense.

Notice

11.3              Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid  certified or registered mail, or Facsimile. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by Facsimile shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.4              The address for service of notice of each of the parties hereto is as follows:

(a)	Vault or the Acquirer:

Harold Schultz
Po Box 15040 RPO Aspenwoods
Calgary Alberta T3H 0N8
Can Phone: 403-719-5401
Can Fax: 403-719-5401
US Phone – 480-279-5277
US Fax – 480-279-5277
Email – halsch1@hotmail.com

(b)	GPDB:

The Green PolkaDot Box, Inc.
629 East Quality drive, Ste. 103
American Fork, Utah 84003
Attn:  Rod A. Smith, Chief Executive Officer
Phone: (801) 787-8835

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Attn:  Andrea Cataneo, Esq.
Phone:  (212) 930-9700
Facsimiles:  (212) 930-9725

Change of Address

11.5              Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.6              Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.7              Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.8              The provisions contained herein constitute the entire agreement among GPDB, the Acquirer and Vault respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among GPDB, the Acquirer and Vault with respect to the subject matter hereof.

Enurement

11.9              This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.10              This Agreement is not assignable without the prior written consent of the parties hereto.

Expenses

11.11               Each party agrees to pay, without right of reimbursement from any other party and regardless of whether or not the transaction is consummated, the costs incurred by it in connection with this transaction, including legal fees and other costs incidental to the negotiation of the terms of the transaction and the preparation of related documentation; notwithstanding anything to the contrary herein, legal fees owed to Brewer & Pritchard PC (some of which relate to the transaction set forth in this Agreement) will be paid at Closing as set forth in Section 9.4 hereof.

Counterparts

11.12              This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by Facsimile will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.13           This Agreement is subject to the laws of the State of New York.

Termination

11.14           This Agreement may only be terminated at any time prior to the Closing Date:

(a)           upon mutual written consent authorized by the Board of Directors of Vault and GPDB; or

(b)           by either Vault or GPDB if the Closing shall not have been consummated by the close of business on February 29, 2012.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

VAULT AMERICA, INC.

By: /s/ Harold F. Schultz
Name/Title:

GREEN PD ACQUISITIONS, INC.

By: /s/ Harold F. Schultz
Name/Title:

THE GREEN POLKADOT BOX, INC.

By: /s/ Rod Smith
Name/Title:

Schedule A

GPDB Shareholder	GPDB Shares	Acquisition Shares
Smith Family Trust	7,615,000	2,825,165
Smith, Gary or Helen	2,660,000	986,860
Fugal, Daniel and Jill	2,069,549	767,803
Karlen, Russ	1,700,000	630,700
Kammersell, Fred	1,462,160	542,461
Smith, Rod A.	1,350,000	500,850
Fugal, Brandon and Lacy	1,320,000	489,720
Smith, Andrew	1,120,000	415,520
Scenic Holdings LLC	1,061,801	393,928
Hoffer, Berkley or Diane	900,492	334,083
Allen, David or Barbara	800,000	296,800
Kammersell, Jeffrey S. or Nancy M	629,713	233,624
Self, Constance L.	500,000	185,500
Ocean Fund, LLC	447,578	166,051
Goldberg, David	433,274	160,745
Kammersell, Matt	292,240	108,421
James, Patty	275,137	102,076
Corry, EJ	270,150	100,226
Carson, Larry and Sandee	216,766	80,420
Hadfield, Dawn and Lynn	165,000	61,215
Mayberry, Kevin	138,537	51,397
Dutton, Zachary	100,000	37,100
Lange, Michael	100,000	37,100
Marco, Harry or Mary Ann	100,000	37,100
Spencer, Samuel and Patrice	100,000	37,100
Turner, Jim	100,000	37,100
Kammersell, Melissa	85,418	31,690
3SP Investments LLC	80,000	29,680
Hanson, Mark A.	80,000	29,680
Savage, Sandra or Kelly	80,000	29,680
Smith, Thomas S. and Susan M	80,000	29,680
Rice, Daris	54,000	20,034
Domanski, Teri	45,000	16,695
Warner, Kimberly	40,000	14,840
Hymus, David	25,000	9,275
Nobrega, Ralph	25,000	9,275
Brownstein, Joel	20,000	7,420
Haglund, Bruce H.	20,000	7,420
Hayes, Tim	20,000	7,420
Houle, David or Laura	20,000	7,420
Weih, Fred	20,000	7,420
Jones, Jeni	16,110	5,977
Rodda, Tony	15,000	5,565
Codling, Craig	10,000	3,710
Smith, Dan	10,000	3,710
Davis, Kevin	5,000	1,855
Maretich, John	5,000	1,855

Schedule A (Continued)

GPDB Shareholder	GPDB Shares	Acquisition Shares
Maretich, Miles	5,000	1,855
Robles, Sandra	5,000	1,855
Smith, Rachel	5,000	1,855
Stilson, Kim	5,000	1,855
Zufelt, Carter	5,000	1,855
Steele, Blake	3,000	1,113
Bennion, Kiera	2,500	928
Llavina, Joe	2,500	928
Smith, Trevor	2,500	928
Ames, Lauren	2,000	742
Smith, Olivia	2,000	742
Warner, Christine	2,000	742
Burningham, Beau	1,500	557
Below, Deborah	1,000	371
Bennion, Annie	1,000	371
Bennion, Michelle	1,000	371
Childs, Christian	1,000	371
Powell, Riley	1,000	371
Reeves, Brandon	1,000	371
Sidwell, Brennan	1,000	371
Stilson, Maddie	1,000	371
Vialpando, Ryan	1,000	371
Wilson, Michael	1,000	371
Totals	26,735,925	9,919,028

Schedule B

GPDB Optionholders	GPDB Options	Acquisition Options
Janine See - Member Advisory Board	1,200	445
Allyson Phillips - Member Advisory Board	1,800	668
Judy Sears - Member Advisory Board	4,200	1,558
Joan Linton - Member Advisory Board	7,500	2,783
Chris Hatch	10,000	3,710
Ryan Ratliff - Director of Legendary Member Services	20,000	7,420
Suzi Mayer - Product Manager	20,000	7,420
Brittany Quinn	20,000	7,420
Matt Ricks	20,000	7,420
Igor Alexandrov	20,000	7,420
Charles Codling - Advisor	20,000	7,420
Ronnie Cummins-Advisor	20,000	7,420
Jeffrey Smith - Advisor	20,000	7,420
Mike Adams - Advisor	20,000	7,420
Richard Sheldon - Advisor	20,000	7,420
Lauren Bailey - Executive Assistant	33,333	12,367
Hunter Smith	50,000	18,550
Dillon Smith	50,000	18,550
Troy Fullmer - Director of Field Operations	50,000	18,550
Jeni Jones	50,000	18,550
Jeni Jones	50,000	18,550
Wade Melton	50,000	18,550
Kat James - Advisor	50,000	18,550
Bruce Haglund - Legal Counsel	50,000	18,550
Laura Jacobs - Member Advisory Chair	51,400	19,069
Jeni Jones	64,440	23,907
Ryan Ratliff - Director of Legendary Member Services	65,000	24,115
Lauren Bailey - Executive Assistant	66,667	24,733
Melissa Kammersell	77,081	28,597
Andrew Smith	80,000	29,680
Chris Hatch	90,000	33,390
Jeff and Jeanette Pfeiffer Co-Directors CA Operations	100,000	37,100
Jeff Nilsson - Chief Financial Officer	100,000	37,100
Karl Sun - Lender	100,000	37,100
David Kaplan - Consultant	100,000	37,100
Dusty Eskelson	100,000	37,100
Sheldon Traube - Consultant*	120,000	44,520
Pete Anderson - Creative Director	150,000	55,650
Sariah Smith	200,000	74,200
Daris Rice - Director of Institutional Sales	200,000	74,200
Mitch Huhem - Advisor	200,000	74,200
Sariah Smith	250,000	92,750
Ryan Ratliff - Director of Legendary Member Services	330,000	122,430
Hunter Smith	400,000	148,400
Dillon Smith	400,000	148,400

Schedule B (Continued)

Midtown Partners - Advisor	400,000	148,400
Troy Fullmer - Director of Field Operations	450,000	166,950
Russ Karlen - Advisor	500,000	185,500
Jeff and Jeanette Pfeiffer Co-Directors CA Operations	900,000	333,900
Jeff Nilsson - Chief Financial Officer	900,000	333,900
Rod Smith	1,250,000	463,750
Pete Anderson - Creative Director	1,350,000	500,850
Employee/Key Hire (Reserved)	1,950,000	723,450
Totals	11,602,621	4,304,572

Schedule C

GPDB Warrantholders	GPDB Warrants	Acquisition Warrants
Donald Newman	9,259	3,435
Mitchell Fleisher	23,148	8,588
Tom Smith	23,148	8,588
Mark Hanson	23,148	8,588
David Kaplan	27,778	10,306
Jay Eisen	46,296	17,176
Joyce Smith	46,296	17,176
Bill Roberts	185,184	68,703
Totals	384,257	142,560